Exhibit 99.8

                             HEADWATERS INCORPORATED
                           GENERAL EMPLOYEE BONUS PLAN
                            Effective 1 October 2003


1.       PURPOSE

         The purpose of this General Employee Bonus Plan ("Plan") is to promote the success of Headwaters Incorporated and Headwaters subsidiaries, by providing financial incentive for employees to strive for more effective operation of the business through ongoing development and use of their knowledge, skill, ingenuity, resourcefulness and industry. The Plan will provide motivation to achieve Company goals with special emphasis on EBITDA performance focus, energy, resilience, and learning.

2.       DEFINITIONS

         The following definitions shall be applicable throughout the Plan:

         (a) "Applicable Percentage" means the percentage or the percentage scale determined annually by the Chief Financial Officer of the Company to calculate the Bonus Pool.

         (b) "Award" means the total dollar amount that may be paid to a Participant following a given Performance Year.

         (c) "Base Compensation" means the annualized base W2 wages (excluding bonuses, benefits, etc.) of a Participant determined on the last day of a Performance Year.

         (d) "Bonus Pool" means the maximum amount of Awards subject to potential allocation to Participants as calculated under
                  Section 6.

         (e)      "Board" means the Board of Directors of Headwaters
                  Incorporated.

         (f) "Committee" means the Headwaters' Compensation Committee, or such other committee comprised of members of the Board designated by the Board to oversee the Plan.

         (g) "Company" means collectively Headwaters Incorporated and its wholly owned subsidiaries.

         (h) "EBITDA" means direct operating income plus depreciation and amortization.

         (i)      "Management" means the Chief Executive Officer of the company.

         (j)      "Minimum Service Level" means a period of three months.

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Headwaters Incorporated
General Employee Bonus Plan


         (k) "Participant" means a full time employee of the Company, employed by the Company on the last day of a Performance Year and who otherwise meets the eligibility requirements for participation set forth in section 4.

         (l) "Performance Adjustment Factor or PAF" means the multiplier obtained by combining the completion factors from the Personal Objectives of the Participants. The Performance Adjustment Factor can vary from 0% to 100% depending upon the attainment of the Participant's Personal Objectives.

         (m) "Performance Year" means a fiscal year of the Company during which Company and individual performance will be measured and Participant services will be rendered for which an Award may be granted.

         (n) "Personal Objectives" means the set of standards used to measure a Participants' individual and group performance as defined in Paragraph 7.

         (o)      "Plan" means this Headwaters Incorporated General Bonus Plan.


3.       POWERS AND ADMINISTRATION

                  The Committee shall have such powers and duties as are conferred upon it under this Plan, or any amendments thereto, or by the Board. The Committee shall provide appropriate oversight of the Plan, approve the Applicable Percentage for a Performance Year, and have authority to amend, suspend or terminate the Plan.

                  Management shall take whatever action is necessary in fulfilling the purposes and intent of the Plan. Management is authorized and empowered to interpret the terms and conditions of the Plan, to promulgate any rules, regulations and schedules of general applicability and to adopt such forms deemed necessary to carry out the purposes of the Plan. However, no such interpretation, rule or regulation shall be contrary to the clearly expressed provisions of the Plan.


4.       ELIGIBILITY FOR PARTICIPATION

         (a) Those full time employees of the Company employed by the Company on the last day of the Performance Year who:

                  (i) have achieved relevant Plan performance criteria including the Minimum Service Level; and

                  (ii) are not otherwise eligible to receive regularized, periodic performance-based bonus compensation under some established plan of the Company or its business units or subsidiaries.

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Headwaters Incorporated
General Employee Bonus Plan

         (b) Participation in a given Performance Year does not entitle participation in any subsequent Performance Year.



5.       DETERMINATION OF AWARDS

         The Award shall be computed as follows:

         Base Compensation X Bonus Pool X Performance Adjustment Factor Total of all Participants'
         Base Compensation


         An Award shall be prorated based upon the number of months the Participant has been employed by the Company during a Performance Year.

6.       DETERMINATION OF BONUS POOL

         The Bonus Pool shall be determined by multiplying the Applicable Percentage as indicated on Schedule I multiplied times the Company's EBITDA for the Performance Year.

7.       PERSONAL AWARDS AND OBJECTIVES

         (a) Personal Objectives for all Participants are listed on Schedule II.

         (b) The actual Award granted to any individual Participant hereunder shall be based upon the Company's overall performance and individual performance considerations and shall be determined by the Management, in its sole discretion.

8.       FORM AND TIME OF PAYMENT

         An Award shall be paid to the Participant in cash, less applicable federal, state, local and FICA taxes and applicable employee deductions, e.g., 401(k) contributions, as soon as practicable after the date on which the aggregate of all awards is approved by Committee.

9.       EMPLOYEE POOLS

         Employee pools shall be created and identified on Schedule I for purposes of determining the employee groups for measuring of

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Headwaters Incorporated
General Employee Bonus Plan

         performance of Personal Objectives where the basis of performance is group oriented, e.g., EBITDA performance by a group of employees.

10.      NO RESERVE OR TRUST

         Nothing contained in the Plan shall require the Company to segregate any monies from its general funds, or to create any trust or make any special deposit in respect of any amounts payable under the Plan to or for any Participant or group of Participants. All amounts payable under the Plan shall be paid out of the general funds of the Company.

11.      NO RIGHT TO ASSIGN

         No right or interest of any Participant in the Plan or in any unpaid Award shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

12.      NO EMPLOYMENT RIGHTS CONFERRED

         Nothing contained in the Plan or any Award shall confer upon any employee any right with respect to continuation of employment with the Company in any capacity or interfere in any way with the right of the Company to terminate an employee's employment at any time or guarantee any right of participation in any other employee benefit plan of the Company.

13.      SUCCESSORS AND MERGERS, CONSOLIDATIONS OR CHANGE IN CONTROL

         The terms and conditions of this Plan shall inure to the benefit of and bind the Company, the Participants, their successors, assignees, and personal representatives.

14.      GOVERNING STATE LAW

         The provisions of this Plan shall be construed and administered in accordance with the laws of the State of Utah.

15.      AMENDMENT

         The Committee may from time to time amend, suspend, terminate or reinstate any or all of the provisions of the Plan. However, the Committee may not cancel awards payable on account of a completed Performance Year.

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Headwaters Incorporated
General Employee Bonus Plan

16.      EFFECTIVE DATE AND TERM OF THE PLAN

         The Plan shall become effective for the Performance Year commencing October 1, 2003 upon adoption by the Board and shall remain in effect until such time as the Board may terminate it.


         Approved by the Committee:  23 October 2003


         /s/ Kirk A. Benson
         ------------------------------
         Kirk A. Benson, Chairman & CEO

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Headwaters Incorporated
General Employee Bonus Plan

Schedule I


Applicable Percentage for Fiscal 2004:

0.825%


Employee Pools:                                  EBITDA Goal:
---------------                                  ------------
                                                 ($ in thousands)
ISG
         Flexcrete                                   $(732)
         North Region                                $8,075
         West Region                                 $9,130
         South Region                                $19,553
         Bagged Goods                                $2,681
         Block Goods                                 $2,082
         ISG Admin                                   $(3,735)

HTI                                                  $(817)

Covol Fuels                                          $70,270

Corporate Administration                             $(6,488)


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Headwaters Incorporated
General Employee Bonus Plan

Schedule II

Personal Objectives


There will be five Personal Objectives:

         1. Achievement of Employee Pool EBITDA;

         2. Focus, understands job requirements, plans and manages own work to achieve results.

         3. Energy, offers creative solutions and recommendations to solve work-related challenges and applies personal effort in problem solution;

         4. Resilience, willing to adapt to changing priorities and work on more than one project at a time; and

         5. Learning, develops the job knowledge and has the skill, know-how, and understanding to fulfill the responsibilities of the position;

------------------------------------------------------------------------------------------------------------
                                      PERFORMANCE ADJUSTMENT FACTORS MATRIX
                                             EMPLOYEE POOL MEETS EBITDA
------------------------------------------------------------------------------------------------------------
OBJECTIVE           RANGE      UNSATISFACTORY   BELOW REQUIREMENTS   MEETS REQUIREMENTS  EXCEEDS REQUIREMENTS
------------------- ------- ------------------ -------------------- -------------------- --------------------
1. EBITDA POOL      0-40%            40%              40%                   40%                 40%
------------------- ------- ------------------ -------------------- -------------------- --------------------
2. FOCUS            0-15%            0%               5%                    10%                 15%
------------------- ------- ------------------ -------------------- -------------------- --------------------
3. ENERGY           0-15%            0%               5%                    10%                 15%
------------------- ------- ------------------ -------------------- -------------------- --------------------
4. RESILIENCE       0-15%            0%               5%                    10%                 15%
------------------- ------- ------------------ -------------------- -------------------- --------------------
5. LEARNING         0-15%            0%               5%                    10%                 15%
------------------- ------- ------------------ -------------------- -------------------- --------------------
TOTALS              0-100%           40%              60%                   80%                100%
------------------- ------- ------------------ -------------------- -------------------- --------------------

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